Exhibit 10.23

sECURITIES aCQUISITION AGREEMENT

This SECURITIES ACQUISITION AGREEMENT (this “Agreement”) is entered into as of July 28, 2017 by and among Opal Sheppard Opportunities Fund I LP (“Opal Sheppard”) and PJC Investments, LLC, a Texas limited liability company (“PJC”).

WHEREAS, PJC is party to Master Transaction Agreements, dated as of March 15, 2017 and May 12, 2017, as amended to date and from time to time (the “MTAs”; capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the MTAs), by and among Emergent Capital, Inc. (the “Company”), PJC and the Consenting Convertible Note Holders party(ies) thereto (“Consenting Convertible Note Holders”) relating to the recapitalization of the Company; and

WHEREAS, pursuant to the MTAs, PJC and Triax Capital Advisors LLC (“Triax”) will designate one or more party(ies) (collectively, the “Investor”) to be party(ies) to certain other agreements, including the Senior Note Purchase Agreement, the Common Stock Purchase Agreement, the Registration Rights Agreement and/or the Warrant (each an “Operative Agreement”; and collectively, the “Operative Agreements”); and

WHEREAS, Opal Sheppard wishes that it be designated, and PJC wishes to designate Opal Sheppard, as an Investor with respect to certain rights and obligations under the Operative Agreements in accordance with the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Designations by PJC and Triax. PJC hereby agrees with Opal Sheppard that it will cause Opal Sheppard to be designated as an Investor with respect to the following rights and obligations under the Operative Agreements:

(a)         Senior Note Purchase Agreement. PJC will cause Opal Sheppard to be designated as an Investor to purchase $3,500,000 in aggregate principal amount of the New Senior Notes from the sellers thereof pursuant to the Senior Note Purchase Agreement.

(b)         Common Stock Purchase Agreement. PJC will cause Opal Sheppard to be designated as an Investor to purchase 10,000,000 Shares, for a purchase price of $0.20 per share or an aggregate purchase price of $2,000,000, from the Company pursuant to the Common Stock Purchase Agreement.

(c)         Warrant. PJC will cause Opal Sheppard to be designated as an Investor to receive a Warrant to purchase 1,400,000 Warrant Shares at an exercise price of $0.20 per Warrant Share, which Warrants shall vest pursuant to Section 2(b)(ii) of the Warrant, on a pro rata basis with the 25,000,000 Warrant Shares vesting pursuant to such Section 2(b)(ii).

2.           Entry into Operative Agreements by Opal Sheppard. Opal Sheppard agrees that, in connection with the Closing, it will enter into and perform its obligations under each of the Operative Agreements as applicable with respect to the designations set forth in Section 1 of this Agreement; provided, however, that the obligations of Opal Sheppard to do so is conditioned upon:

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(a)         The finalization of Board Documents to be in effect as of and immediately following the Closing, in form and substance reasonably satisfactory to Opal Sheppard; and

(b)         The finalization of the Registration Rights Agreement, to take effect as of the Closing, in form and substance reasonably satisfactory to Opal Sheppard.

3.           Notes Option. Opal Sheppard hereby grants to such Person or Persons as PJC and Triax may at any time designate in writing (each an “Optionee”) the option (the “Notes Option”) to buy from Opal Sheppard all or a portion thereof of the New Senior Notes purchased pursuant to Section 1(a) of this Agreement and then held by Opal Sheppard (all such New Senior Notes, the “Opal Sheppard Notes”) at an aggregate purchase price equal to the outstanding principal amount of the Opal Sheppard Notes for which the Notes Option is being exercised plus any accrued and unpaid interest thereon (the “Exercise Price”), all in accordance with the provisions of this Section 3.

(a)         Exercise of Call Option. Each Optionee, at its option and in its sole discretion, may at any time and from time to time after the first anniversary of the issuance of the New Senior Notes, exercise the Notes Option, in whole or in part, by delivering in writing to Opal Sheppard (a “Seller”) a notice (an “Exercise Notice”) stating that such Optionee is exercising its Notes Option, which Exercise Notice shall set forth the aggregate principal amount of the Opal Sheppard Notes for which the Notes Option is being exercised. However, without Opal Sheppard’s prior written consent, at no time shall an Optionee exercise its Notes Option:

(i)	for an amount less than $1,000,000 of outstanding principal amount of Opal Sheppard Notes; or

(ii)	for an amount that would cause Opal Sheppard to hold an amount in aggregate principal amount of Opal Sheppard Notes that is greater than $0 and less than $1,000,000 in aggregate principal amount.

(b)         Closing.

(i)	The closing of any exercise of the Notes Option shall be on the tenth (10th) Business Day after the date of the Exercise Notice (the “Exercise Date”), or such other date as mutually agreed upon by the Optionee and the Seller (the “Option Closing Date”).

(ii)	On or before the Option Closing Date, PJC shall cause the Optionee that exercised the Notes Option to pay the Exercise Price for the Opal Sheppard Notes being purchased (the “Purchased Opal Sheppard Notes”) by wire transfer of immediately available funds pursuant to instructions to be provided by the Seller to such Seller and upon request of the Seller, to execute and deliver any additional documents deemed by the Seller to be necessary or desirable to transfer the Purchased Opal Sheppard Notes, including without limitation as may be necessary to register the transfer in accordance with the New Senior Notes Indenture. On or before the Option Closing Date, Opal Sheppard shall deliver or cause the Seller to deliver to the Optionee the Purchased Opal Sheppard Notes in such form that good and marketable title thereto passes to the Optionee upon such delivery, free and clear of any Liens or taxes.

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(c)         Terms of Exchange. PJC agrees that if any Opal Sheppard Notes are purchased by an Optionee pursuant to the exercise of a Notes Option under this Section 3, then

(i)	For a period of twelve months from the Exercise Date, PJC shall not, and shall not permit any Optionee that so purchased Opal Sheppard Notes, without Opal Sheppard’s prior written consent, to directly or indirectly resell the Purchased Opal Sheppard Notes for cash at a price above their face value plus any accrued and unpaid interest; and

(ii)	PJC shall not, and shall not permit any Optionee that so purchased Opal Sheppard Notes, without Opal Sheppard’s prior written consent, to directly or indirectly exchange Purchased Opal Sheppard Notes for Common Stock, or any other security having its value derived directly from the value of Common Stock (“Equity-Like Securities”), in a single-step or multiple-step transaction with the Company (an “Exchange”) which would have the direct or indirect effect of providing PJC or such Optionee with Common Stock or Equity-Like Securities at an effective price of less than the greater of (a) the volume-weighted average price of Common Stock for the fifteen trading days immediately preceding the Exercise Date as reported by Bloomberg Financial Services; and (b) $0.20 per share of Common Stock (as adjusted from time to time to reflect any stock dividends, stock splits, recapitalizations or similar transactions occurring after the Closing); and

(iii)	so long as Opal Sheppard still holds any Opal Sheppard Notes acquired at the Closing, PJC shall not and shall not permit any Optionee that acquired Purchased Opal Sheppard Notes pursuant to the exercise of the Notes Option, to directly or indirectly partcipate in an Exchange with respect to the Purchased Opal Sheppard Notes unless the Seller of such Purchased Opal Sheppard Notes is offered the opportunity to participate in such Exchange with respect to any Opal Sheppard Notes it acquired at the Closing and still at the time holds on substantially the same terms and conditions as PJC or such Optionee.

(iv)	For avoidance of doubt, Equity-Like Securities shall include, without limitation, warrants to purchase Common Stock and debt securities convertible into Common Stock.

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(d)         Right of First Refusal. Nothing in Section 3 shall prohibit or otherwise restrict Opal Sheppard from selling or transferring any Opal Sheppard Notes to a third party in accordance with applicable law and Section 2.04 of the New Senior Notes Indenture; provided, however, that in the event that Opal Sheppard (a “Transferring Holder”) intends to effect such a sale or other transfer during the twelve month period commencing on the Closing Date under the MTAs, then PJC and Triax, or such Person or Persons as PJC and Triax may at such time designate in writing (each, a “Transferee”) shall have a right of first refusal to purchase such Opal Sheppard Notes proposed to be so transferred or sold (the “Transfer Notes”) on the terms and conditions set forth in this Section 3(d).

(i)	Notice of Proposed Transfer. At least five (5) business days in advance of a proposed transfer, the Transferring Holder shall deliver to PJC a written notice (the “Transfer Notice”) stating: (A) the Transferring Holder’s bona fide intention to sell or otherwise transfer such Transfer Notes; (B) the name of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (C) the principal amount of the Transfer Notes to be transferred to each Proposed Transferee; and (D) the terms and conditions, including the proposed closing date, of each proposed sale or transfer. The Transferring Holder shall offer the Transfer Notes at the same price (the “Purchase Price”) and upon the same terms (or terms as similar as reasonably possible) to the Transferee(s).

(ii)	Exercise of Right of First Refusal. At any time within five (5) business days after receipt of the Transfer Notice, the Transferee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Transfer Notes proposed to be transferred to the Proposed Transferee(s), at the Purchase Price. If the terms of the proposed transfer in the Transfer Notice include consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined jointly by Opal Sheppard and the Transferee(s) in good faith.

(iii)	Payment and Transfer. On or before the closing date set forth in the Transfer Notice or such other date as may be mutually agreed by the Transferring Holder and the Transferee(s), (i) payment of the Purchase Price shall be made in cash by wire transfer of immediately available funds pursuant to instructions to be provided by the Transferring Holder to such Transferring Holder, (ii) upon request of the Transferring Holder, the Transferee(s) shall execute and deliver any additional documents deemed by the Transferring Holder to be necessary or desirable to transfer the Transfer Notes, including without limitation as may be necessary to register the transfer in accordance with the New Senior Notes Indenture, and (iii) the Transferring Holder shall deliver to the Transferee(s) the Transfer Notes in such form that good and marketable title thereto passes to the Transferee(s) upon such delivery, free and clear of any Liens or taxes.

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3A.       Assignment of Call Option. PJC agrees that it will use its best efforts to assign to Opal Sheppard in accordance with the terms of that certain Convertible Note Purchase Agreement dated as of May 12, 2017 between Integrated Core Strategies (US) LLC and PJC (the “ICS Agreement”) its option to purchase New Convertible Notes (as defined in the ICS Agreement), with respect to $2,000,000 principal amount of such New Convertible Notes, from Integrated Core Strategies (US) LLC pursuant to Section 2.2 of the ICS Agreement; provided that, upon such assignment, if and when effected, Opal Sheppard agrees to conduct any exercise of such Call Option in accordance with the terms of the ICS Agreement; and provided further that each of PJC and Opal Sheppard agrees to execute and deliver such documents or other instruments as may be reasonably necessary to effectuate the assignment contemplated in this Section 3(e).

4.           Representations and Warranties.

(a)         Representations and Warranties of Opal Sheppard. Opal Sheppard hereby represents and warrants to, and agrees with, PJC, as of the date hereof and as of the Closing Date, as follows:

(i)	Organization, Authority, Execution and Enforceability. Opal Sheppard is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the right, power and authority to execute and deliver this Agreement and the Operative Agreements to which it will be a party and to consummate the transactions contemplated hereby and thereby, as applicable. This Agreement has been duly authorized, executed and delivered by Opal Sheppard and constitutes the valid and binding obligation of Opal Sheppard, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. Each Operative Agreement, when executed and delivered by Opal Sheppard will be duly authorized, executed and delivered by Opal Sheppard and will constitute the valid and binding obligation Opal Sheppard enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(ii)	Investment Representations. Opal Sheppard is an "accredited investor" as defined in Rule 501(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement and the Operative Agreements. Opal Sheppard will be acquiring the New Senior Notes, Common Stock and Warrant for investment purposes and not with a view to, or for resale in connection with, any distribution of the New Senior Notes, Common Stock or Warrant. Opal Sheppard has the capacity to evaluate the merits and risks of its investment in the New Senior Notes, Common Stock and Warrant and to bear all economic risks of investment in the New Senior Notes, Common Stock and Warrant, including a complete loss of its investment. Opal Sheppard has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects, including the Company's publicly available SEC filings, as it has determined to be necessary in connection with the purchase of the New Senior Notes, Common Stock and the Warrant. Opal Sheppard acknowledges that PJC has not made any representation to the accuracy or completeness of any of the SEC filings of the Company.

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(iii)	Exempted Transaction. Opal Sheppard acknowledges that the New Senior Notes, Common Stock and Warrant are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, have not been registered under the Securities Act or the securities laws of any state, and will be "restricted securities" as said term is defined in Rule 144 of the rules and regulations promulgated under the Securities Act.

(iv)	Consents and Approvals. No consent, approval, authorization or order of, or filing with, any governmental body or any court is required to be obtained or made by Opal Sheppard for the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

(v)	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement or any Operative Agreements by Opal Sheppard, nor the consummation of the transactions contemplated hereby or thereby by Opal Sheppard, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to Opal Sheppard.

(vi)	Ownership. At any Option Closing, Opal Sheppard will be the legal and beneficial owner of Opal Sheppard Notes being purchased, duly authorized to convey such Opal Sheppard Notes to the Optionee and will convey to PJC or the relevant Optionee good and marketable title to the Purchased Opal Sheppard Notes being so transferred, free and clear of any Liens or taxes.

(b)         Representations and Warranties of the PJC. PJC hereby represents and warrants to, and agrees with, Opal Sheppard, as of the date hereof and as of the Exercise Date, as follows:

(i)	Organization, Authority, Execution and Enforceability. PJC is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by PJC and constitutes the valid and binding obligation of PJC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

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(ii)	Investment Representations. PJC is, and any Optionee will be, an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, and has or will have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. PJC and each Optionee that exercises the Notes Option will be acquiring the Opal Sheppard Notes for investment purposes, and not with a view to, or for resale in connection with, any distribution of such Opal Sheppard Notes. PJC and each Optionee has the capacity to evaluate the merits and risks of its investment in the Opal Sheppard Notes and to bear all economic risks of investment in the Opal Sheppard Notes, including a complete loss of its investment. PJC has had, and each Optionee will have, the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects, including the Company’s publicly available SEC filings, as it has determined to be necessary in connection with the purchase of the Opal Sheppard Notes. PJC acknowledges, on behalf of itself and each Optionee, that Opal Sheppard has not made any representation to the accuracy or completeness of any of the SEC filings of the Company.

(iii)	Exempted Transaction. PJC acknowledges, on behalf of itself and each Optionee, that the Opal Sheppard Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, have not been registered under the Securities Act or the securities laws of any state, and will be “restricted securities” as said term is defined in Rule 144 of the rules and regulations promulgated under the Securities Act.

(iv)	Consents and Approvals. No consent, approval, authorization or order of, or filing with, any governmental body or any court is required to be obtained or made by PJC or an Optionee for the consummation of the transactions contemplated by this Agreement, other than the written approval of the Florida Office of Insurance Regulation, if applicable.

(v)	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by PJC or any Optionee, nor the consummation of the transactions contemplated hereby by PJC or any Optionee, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to PJC or such Optionee.

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5.           Board Representation. PJC shall ensure that Opal Sheppard and the Company enter into appropriate Board Documents reasonably acceptable to Opal Sheppard to provide, among other things, that for so long as (i) PJC shall retain its board rights as set forth in the MTAs to designate three (3) directors and (ii) Opal Sheppard and/or any Affiliates (as defined in the Board Documents) or Related Funds (as defined in the Board Documents) thereof, in the aggregate, shall continue to beneficially own (without duplication) at least 15.00% of the original principal amount of the Opal Sheppard Notes, Opal Sheppard will have the right to designate one (1) director to the Company’s board of directors in accordance with PJC’s board rights set forth in the MTAs.

6.           Miscellaneous.

(a)         Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of each party contained herein shall survive the Closing and the closing of any exercise of the Notes Option. Each party may rely on such representations, warranties and covenants irrespective of any investigation made, or notice or knowledge held by, it or any other Person.

(b)         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile transmission and verification received, or five (5) Business Days after being posted by the United States postal service, registered or certified mail, return receipt requested with first class postage prepaid.

(c)         Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party. Any purported assignment without such consent shall be null and void.

(d)         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)         Further Assurances. From and after the date hereof, upon the reasonable request of any party hereto, the other parties will, and shall cause their respective Affiliates to, execute and deliver such instruments, documents or other writings, and to do such other acts and things, as may be necessary or reasonable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(f)          Entire Agreement. This Agreement and the Operative Agreements constitute the entire agreement by the parties hereto and supersede any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

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(g)         Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

(h)         Expenses. Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder.

(i)          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of laws of any other jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof shall be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that any such action or proceeding may not be brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, pursuant to Section 5(b) is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with this Section 5(i) does not constitute good and sufficient service of process. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(j)          Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PJC Investments, LLC			OPAL SHEPPARD OPPORTUNITIES
FUND I LP
By:	/s/ Patrick J. Curry
	Name:	Patrick J. Curry	By:	OSO MANAGEMENT LLC, its General
	Title:	Manager		Partner

			By:	/s/ James Hua
				Name:	James Hua
				Title:	Manager